UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2016

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

(409) 763-4661

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 29, 2016 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the individuals below as Directors of the Company, to serve until the next Annual Meeting of Stockholders, with the results of the vote as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Ansell	24,890,253	366,618	2,721	909,097
Arthur O. Dummer	24,887,569	366,751	5,272	909,097
Frances A. Moody-Dahlberg	25,180,769	69,825	8,998	909,097
James P. Payne	25,125,299	131,572	2,721	909,097
E. J. “Jere” Pederson	23,995,133	1,261,364	3,095	909,097
James E. Pozzi	24,913,846	343,015	2,731	909,097
James D. Yarbrough	24,005,233	1,251,538	2,821	909,097

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated April 4, 2016 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,245,908	3,983,347	30,337	909,097

Proposal 3. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
26,117,037	30,896	20,756	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
Name:	John J. Dunn, Jr.
Title:	Executive Vice President, Chief Financial Officer

Date: May 3, 2016